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                                                                     Exhibit 1.1


                           INTERNATIONAL PAPER COMPANY

                        $600,000,000 4.00% NOTES DUE 2010
                        $400,000,000 5.25% NOTES DUE 2016

                             UNDERWRITING AGREEMENT

                                                             March 15, 2004

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

UBS Securities LLC
299 Park Avenue
New York, New York 10171

as Representatives for the Underwriters
named in Schedule A

Ladies and Gentlemen:

         1. International Paper Company, a corporation duly organized and existing under the laws of the State of New York (the "COMPANY"), proposes, subject to the terms and conditions stated herein (this "AGREEMENT"), to issue and sell to the underwriters named in Schedule A hereto (the "UNDERWRITERS"), for whom you (the "REPRESENTATIVES") are acting as representatives (i) $600,000,000 principal amount of its 4.00% Notes due April 1, 2010 (the "4.00% NOTES") and (ii) $400,000,000 principal amount of its 5.25% Notes due April 1, 2016 (the "5.25% NOTES," and, together with the 4.00% Notes, the "OFFERED SECURITIES"). The Offered Securities will be issued under an indenture, dated as of April 12, 1999 (the "INDENTURE"), between the Company and The Bank of New York, as Trustee (the "TRUSTEE"), as supplemented by the 4.00% Notes and 5.25% Notes Supplemental Indenture thereto, to be dated as of the Closing Date (as defined herein) (the "SUPPLEMENTAL INDENTURE"), between the Company and the Trustee.

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                  To the extent there are no additional Underwriters listed on
Schedule A other than you, the term "Representatives" as used herein shall mean you, as Underwriters, and the terms "Representatives" and "Underwriters" shall mean either the singular or plural as the context requires. Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms "amend," "amended," "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 18 hereof.

                  The Company is advised by the Representatives that the Underwriters propose to make a public offering of their respective portions of the Offered Securities as soon after this Agreement is entered into as in the Representatives' judgment is advisable. The terms of the public offering of the Offered Securities are set forth in the Final Prospectus.

                  The Company hereby agrees with the Underwriters as follows:

         2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Underwriters that:

                  (a) The Company meets the requirements for use of Form S-3 under the Securities Act and has prepared and filed with the Commission a Registration Statement (File No. 333-103760) on Form S-3, including a related Basic Prospectus, for registration under the Securities Act of the offering and sale of the Offered Securities. The Company may have filed one or more amendments thereto, including a Preliminary Final Prospectus, each of which has previously been furnished to you. The Company will next file with the Commission a Final Prospectus relating to the Offered Securities in accordance with Rules 415 and 424(b). The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).

                  (b) On the Effective Date, the Registration Statement did, and when the Final Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined herein), the Registration Statement and the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Trust Indenture Act and the respective rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the Effective Date and on the Closing

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Date, the Indenture did or will comply in all material respects with the applicable requirements of the Trust Indenture Act and the rules thereunder; and, on the Effective Date, the Final Prospectus, if not filed pursuant to Rule 424(b), will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or
(ii) the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto).

                  (c) The Registration Statement has become effective under the Securities Act, and the order of the Commission declaring the Registration Statement effective has not been withdrawn, rescinded or amended and remains in full force and effect.

                  (d) The documents incorporated by reference in the Registration Statement and the Final Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances under which they were made not misleading; and any further documents so filed and incorporated by reference in the Registration Statement and the Final Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                  (e) The audited financial statements filed as part of or incorporated by reference in the Registration Statement or Final Prospectus present, or (in the case of any amendment or supplement to any such document, or any material incorporated by reference in any such document, filed with the Commission after the date as of which this representation is being made) will present fairly, at all times during the period specified in Section 6(d) hereof, the financial condition and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been, and (in the case of any amendment or supplement to any such document, or any material incorporated by reference in any such document, filed with the Commission after the date as of which this representation is being made) will be at all times during the period

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specified in Section 6(d) hereof, prepared in conformity with generally accepted accounting principles.

                  (f) There are no contracts or other documents which are required to be filed as exhibits to the Registration Statement by the Securities Act or by the rules and regulations thereunder, or which were required to be filed as exhibits to any document incorporated by reference in the Final Prospectus by the Exchange Act or the rules and regulations thereunder, which have not been filed as exhibits to the Registration Statement or to such document or incorporated therein by reference as permitted by such rules and regulations.

                  (g) Neither the Company nor any of its subsidiaries is in violation of its corporate charter or by-laws or in default under any agreement, indenture, mortgage, lease, note or instrument, which violation or default would have a material adverse effect on the assets, operations, condition (financial and otherwise) or the prospects of the Company and its subsidiaries taken as a whole (a "MATERIAL ADVERSE EFFECT"); the execution, delivery and performance of this Agreement, the Indenture and the Supplemental Indenture (collectively, the "TRANSACTION DOCUMENTS") and compliance by the Company with the provisions of the Offered Securities, the Indenture and the Supplemental Indenture, will not
(1) conflict with, result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or any of its subsidiaries pursuant to the terms of, or constitute a default under, any agreement, indenture or instrument, or result in a violation of the corporate charter or by-laws of the Company or any of its subsidiaries or any order, rule, statute or regulation of any court or governmental agency or body having jurisdiction over the Company, any of its subsidiaries or their respective properties or (2) have a Material Adverse Effect; and except as required by the Securities Act, the Trust Indenture Act , the Exchange Act and applicable state securities or Blue Sky laws, no consent, authorization or order of, or filing or registration with, any court or governmental agency is required for the execution, delivery and performance by the Company of any of the Transaction Documents.

                  (h) Except as described in or contemplated by the Final Prospectus, since the dates as of which information is given in the Final Prospectus, nothing has occurred which would result in a Material Adverse Effect.

                  (i) This Agreement has been duly authorized, executed and delivered by the Company and constitutes a legally binding obligation of the Company.

                  (j) Deloitte & Touche LLP, whose reports are incorporated by reference in the Final Prospectus were, upon the date of such reports, independent public accountants as required by the Securities Act and the applicable rules and regulations thereunder.

                  (k) The Indenture and the Supplemental Indenture are, and on the Closing Date will have been, validly authorized, executed and delivered by the Company and constitute, and on the Closing Date will constitute, legally binding obligations of the

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Company enforceable in accordance with their respective terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; (ii) on the Closing Date, the Offered Securities will have been validly authorized and, upon delivery and payment therefor as provided in this Agreement, will be validly issued and outstanding, and will constitute legally binding obligations of the Company entitled to the benefits of the Indenture and the Supplemental Indenture; and (iii) on the Closing Date, the Offered Securities, the Indenture and the Supplemental Indenture will conform to the descriptions thereof contained in the Final Prospectus.

                  (l) The Company and each of its Significant Subsidiaries (as such term is defined in Rule 1-02(w) of Regulation S-X under the Securities Act) have been duly incorporated under the laws of their respective jurisdictions of incorporation, are under the laws of their respective jurisdictions of incorporation, validly existing and in good standing, are duly qualified to do business and in good standing as foreign corporations in each jurisdiction in which their respective ownership of property or the conduct of their respective business requires such qualification and where the failure to be so qualified would have a Material Adverse Effect, and have corporate power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged.

                  (m) Except as disclosed in the Final Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with sales to the Underwriters by the Company of the Offered Securities.

                  (n) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by the Transaction Documents in connection with the issuance and sale of the Offered Securities by the Company except such as have been obtained and made under the Securities Act and the Trust Indenture Act and such as may be required under state securities laws.

                  (o) The execution, delivery and performance of the Transaction Documents and the issuance and sale of the Offered Securities and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any Significant Subsidiary of the Company or any of their properties, or (ii) any agreement or instrument to which the Company or any such Significant Subsidiary is a party or by which the Company or any such Significant Subsidiary is bound or to which any of the properties of the Company or any such Significant Subsidiary is subject, or (iii) the charter or by-laws of the Company or any such subsidiary, and the Company has full power and authority to authorize, issue, sell and deliver the Offered Securities as contemplated by this Agreement.

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                  (p) Except as disclosed in the Final Prospectus, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, except where the failure to have such good and marketable title could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; and except as disclosed in the Final Prospectus, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

                  (q) The Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

                  (r) The Company and its Significant Subsidiaries own, possess, have the right to use or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "INTELLECTUAL PROPERTY RIGHTS") necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

                  (s) No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that might have a Material Adverse Effect.

                  (t) Except as disclosed in the Final Prospectus, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "ENVIRONMENTAL LAWS"), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company has not received notice of any pending investigation which might lead to such a claim.

                  (u) Except as described in the Final Prospectus, there is no material litigation or governmental proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Significant Subsidiaries that, if determined adversely to the Company or any of its Significant Subsidiaries, might result in any Material Adverse Effect.

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                  (v) The Company is not and, after giving effect to the
offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Final Prospectus, will not be, an "investment company" as defined in the Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT").

                  (w) The Company has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for this Agreement.

                  (x) All outstanding shares of capital stock of the Company have been duly authorized, and are validly issued, fully paid and nonassessable. The Company does not have outstanding, and at the Closing Date (as defined below) the Company will not have outstanding, any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, (i) any Offered Securities, or (ii) any shares of capital stock held by it in any subsidiary, or any such warrants, convertible securities or obligations (except shares issued or issuable pursuant to employee or director benefit plans), except in each case as described in the Final Prospectus.

                  (y) The Company and its affiliates have not taken and will not take, directly or indirectly, any action designed to cause, or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Offered Securities.

                  Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Offered Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

         3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of (i) 99.3005% of the principal amount of the 4.00% Notes and (ii) 98.9870% of the principal amount of the 5.25% Notes, plus in each case accrued interest from March 18, 2004 to the Closing Date (as hereinafter defined) in the respective principal amounts of the Offered Securities set forth opposite the names of the Underwriters in Schedule A hereto.

                  The Company will deliver against payment of the purchase price the Offered Securities in the form of one or more permanent global securities in definitive form (the "GLOBAL SECURITIES") deposited with the Trustee as custodian for The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee for DTC. Interests in any permanent Global Securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Final Prospectus.

                  Payment for the Offered Securities shall be made by the Underwriters in

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federal (same day) funds by wire transfer to an account previously designated by the Company for such purpose at a bank reasonably acceptable to the Representatives at 10:30 A.M. (New York City time), on March 18, 2004, such time being herein referred to as the "CLOSING DATE," against delivery to the Trustee as custodian for DTC of the Global Securities representing all of the Offered Securities. The Global Securities will be made available for checking at the offices of Skadden, Arps, Slate, Meagher & Flom LLP not later than 2:00 p.m.,
New York City time, on the Business Day prior to the Closing Date.

         4. Representation by Underwriters.

                  Each Underwriter severally agrees that it and each of its affiliates has not entered and will not enter into any contractual arrangements with respect to the distribution of the Offered Securities except for any such arrangements with the other Underwriters or affiliates of the other Underwriters or with the prior written consent of the Company.

         5. Offering by Underwriters.

                  It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Final Prospectus.

         6. Certain Agreements of the Company. The Company agrees with the several Underwriters that:

                  (a) Prior to the termination of the offering of the Offered Securities, the Company will not file any amendment to the Registration Statement or supplement (including the Final Prospectus or any Preliminary Final Prospectus) to the Basic Prospectus unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (1) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (2) when, prior to termination of the offering of the Offered Securities, any amendment to the Registration Statement shall have been filed or become effective, (3) of any request by the Commission or its staff for any amendment of the Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (4) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (5) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

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                  (b) The Company will furnish to the Underwriters, without
charge, as many copies of the Registration Statement, only one of which need include exhibits and materials, if any, incorporated by reference therein, as the Representatives may reasonably request and, during the period mentioned in
Section 6(d) below, as many copies of the Final Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto as the Representatives may reasonably request.

                  (c) The Company will prepare the Final Prospectus, as amended and supplemented, in relation to the Offered Securities in the form approved by the Representatives and will file such Final Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission's close of business on the second day following the execution and delivery of this Agreement, and before amending or supplementing the Registration Statement or the Final Prospectus with respect to the Offered Securities, will promptly advise and furnish the Representatives with a copy of each such proposed amendment or supplement.

                  (d) If, during such period after the commencement of the public offering of the Offered Securities that counsel for the Underwriters is of the opinion that the Final Prospectus is required by law to be delivered with respect thereto, any event shall occur as a result of which the Final Prospectus as then amended or supplemented would, in the opinion of Underwriters' counsel, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances then existing, not misleading, or if, in the opinion of Underwriters' counsel, it is necessary to amend or supplement the Final Prospectus to comply with law, forthwith at the Company's own expense, the Company agrees to amend or to supplement the Final Prospectus and to furnish such amendment or supplement to the Underwriters, so as to correct such statement or omission or effect such compliance. Neither Representatives' consent to, nor the Underwriters' delivery to investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in
Section 7.

                  (e) The Company will endeavor in good faith in cooperation with the Underwriters to arrange for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions in the United States and Canada as the Representatives designate and will continue such qualifications in effect so long as required for the distribution of the Offered Securities by the Underwriters, provided that the Company will not be required to qualify as a foreign corporation or to file a general consent to service of process or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

                  (f) The Company will make generally available to the Company's security holders as soon as practicable, but no later than 18 months after the effective date of the Registration Statement (as defined in Rule 158(c)), an earnings statement, which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations thereunder.

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                  (g) If, during the period referred to in Section 6(d) above, the Commission shall issue a stop order suspending the effectiveness of the Registration Statement, the Company agrees to make every reasonable effort to obtain the lifting of that order at the earliest possible time.

                  (h) The Company agrees, until the termination of the offering of the Offered Securities, to file all documents, and any amendments to previously filed documents, required to be filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act in a timely manner.

                  (i) During the period of two years after the Closing Date, the Company will, upon request, furnish to any Underwriter, such information concerning the Company furnished to the holders of the Offered Securities as any Underwriter may reasonably request, except for such information and financial statements filed with or furnished to the Commission via the Electronic Data Gathering Analysis and Retrieval System.

                  (j) During the period of two years after the Closing Date, the Company will not be or become, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

                  (k) The Company agrees to pay all costs and expenses incidental to the performance of its obligations under the Transaction Documents, including, without limitation, (i) the fees and expenses of the Trustee and any paying agent and their professional advisers; (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Offered Securities and any taxes payable in that connection and, as applicable, the Registration Statement, the preparation and printing of this Agreement, the Offered Securities, the Indenture, the Supplemental Indenture, the Final Prospectus and amendments and supplements thereto and the distribution thereof, and any other document relating to the issuance, offer, sale and delivery of the Offered Securities and as applicable, the Registration Statement; (iii) the cost of any advertising approved by the Company in connection with the issue of the Offered Securities; (iv) any expenses (including fees and disbursements of counsel) incurred in connection with qualification of the Offered Securities or the Registration Statement for sale under the laws of such jurisdictions in the United States and Canada as the Representatives designate and the printing of memoranda relating thereto; (v) for any fees charged by investment rating agencies for the rating of the Offered Securities or the Registration Statement; (vi) the fees and expenses of the Company's counsel and independent accountants; and (vii) for expenses incurred in distributing the Final Prospectus (including any amendments and supplements thereto) to the Underwriters. The Company will also pay or reimburse the Underwriters (to the extent incurred by them) for all travel expenses of the Company's officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective underwriters of the Offered Securities from the Underwriters.

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                  (l) During the period beginning on the date hereof and
continuing to and including the earlier of the Closing Date or the termination of trading restrictions, the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any debt securities of the Company substantially similar to the Offered Securities.

                  (m) The Company will assist the Underwriters in arranging for the Offered Securities to be eligible for clearance and settlement through the DTC.

                  (n) The Company will comply with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act of 2002, and to use its best efforts to cause the Company's directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act of 2002.

         7. Conditions of the Obligations of the Underwriters. The obligations of the Underwriters to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

                  (a) If filing of the Final Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Final Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

                  (b) At the time of the execution of this Agreement, Deloitte & Touche LLP shall have furnished to the Underwriters, at the request of the Company, a draft of a letter to be dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters, to the effect set forth in Annex A hereto and to such further effect as counsel to the Underwriters may reasonably request.

                  (c) On the Closing Date, Deloitte & Touche LLP shall have furnished to the Underwriters, at the request of the Company, a letter, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters, to the effect set forth in Annex A hereto and to such further effect as counsel to the Underwriters may reasonably request; provided that the letter delivered on the Closing Date shall use a "cut-off" date no more than three business days prior to the Closing Date.

                  (d) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (A) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries, taken as one enterprise, which, in the judgment of the Representatives, is material and adverse and makes it impractical or

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inadvisable to proceed with completion of the offering or the sale of and payment for the Offered Securities; (B) any downgrading in the rating of any debt securities of or guaranteed by the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities issued or guaranteed by the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (C) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (D) any banking moratorium declared by U.S. Federal or New York authorities; (E) any outbreak or escalation of hostilities or any change in the financial markets in the United States or any calamity or crisis, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Offered Securities on the terms and in the manner contemplated by this Agreement and the Final Prospectus; (F) any action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Offered Securities; or (G) any injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Offered Securities.

                  (e) You shall have received the opinion, dated the Closing Date, of Barbara Smithers, Vice President and Chief Counsel - Transactions of the Company, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex B hereto. In giving such opinion, Ms. Smithers may limit such opinion to the laws of the State of New York and the Federal laws of the United States. Such opinion may also be subject to such assumptions and qualifications as are satisfactory to counsel for the Underwriters.

                  (f) You shall have received the opinion, dated the Closing Date, of Debevoise & Plimpton LLP, counsel to the Company, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex C hereto. In giving such opinion, Debevoise & Plimpton LLP may limit such opinion to the laws of the State of New York and the Federal laws of the United States and may rely, as to matters of fact, upon the representations and warranties of the Company contained herein and upon certificates of officers of the Company and of public officials. Such opinion may also be subject to such assumptions and qualifications as are satisfactory to counsel for the Underwriters.

                  (g) The Underwriters shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to such matters as the Representatives may reasonably request, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                  (h) The Company shall have furnished to the Underwriters on the Closing Date, a certificate, dated as of the Closing Date, of an authorized executive officer of the Company who has specific knowledge of the Company's financial matters and is satisfactory to the Underwriters stating that: (i) the representations, warranties and agreements of the Company herein are true and correct in all material respects as of such Closing Date; the Company has complied in all material respects with its agreements contained herein; and there shall have been no material adverse change in the condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole, or in the earnings or business affairs of the Company and its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, from that set forth in the Final Prospectus; and (ii) such officer has carefully examined the Registration Statement and Final Prospectus and, in such officer's opinion, (A) as of the date of the Final Prospectus, (1) the Registration Statement did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (2) the Final Prospectus did not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and (B) since the date of the Final Prospectus, no event has occurred which should have been set forth in a supplement to or amendment of the Final Prospectus which has not been set forth in such a supplement or amendment; and (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened.

                  (i) The Underwriters shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company.

                  (j) The Offered Securities shall be eligible for clearance and settlement through DTC.

                  The Company will furnish the Underwriters with such conformed copies of such opinions, certificates, letters and documents as the Underwriters reasonably request. The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder.

         8. Indemnification and Contribution.

                  (a) The Company will indemnify and hold harmless each Underwriter, its partners, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any preliminary prospectus or the Final Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, including any losses, claims, damages or liabilities arising out of or based upon the Company's failure to perform its obligations under Section 6 of this Agreement, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below.

                  (b) Each Underwriter will severally and not jointly indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any preliminary prospectus or the Final Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Final Prospectus: under the caption "Underwriting": fourth, sixth, seventh and eighth paragraphs; provided, however, that the Underwriters shall not be liable for any losses, claims, damages or liabilities arising out of or based upon the Company's failure to perform its obligations under Section 6 of this Agreement.

                  (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above, except to the extent that the failure to so notify has materially prejudiced the rights of the indemnifying party under this Agreement. If any such proceeding shall be brought or asserted against an indemnified party and it shall have notified the indemnifying party thereof, the indemnifying party shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others entitled to indemnification pursuant to this Section 8 that the indemnifying party may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the indemnifying party shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives and any such separate firm for the Company and any control persons of the Company shall be designated in writing by the Company. No indemnifying party shall, without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party, in form and substance reasonably satisfactory to such indemnified person, from all liability on any claims that are the subject matter of such action and does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

                  (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Underwriters from the Company under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities purchased by it were resold exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint.

                  (e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act.

         9. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder and the aggregate principal amount of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of the Offered Securities, the Representatives may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate principal amount of the Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of the Offered Securities and arrangements satisfactory to the Representatives and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 10. As used in this Agreement, the term Underwriter includes any persons substituted for a Underwriter under this Section 9. Nothing herein will relieve a defaulting Underwriter from liability for its default.

         10. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 9 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated as contemplated herein, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 6 and the respective obligations of the Company and the Underwriters pursuant to
Section 8 shall remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated as contemplated herein for any reason other than solely because of the termination of this Agreement pursuant to Section 9 or the occurrence of any event specified in clause (C), (D),(E), (F) or (G) of
Section 7(d), the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

         11. Notices. All communications hereunder will be in writing and, if sent to the Underwriters will be mailed, delivered or telegraphed and confirmed to the Underwriters, c/o Citigroup Global Markets Inc., 388 Greenwich Street, New York, NY 10013 (fax: 212-816-0949) Attention: Office of the General Counsel; Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036 (fax:
212-507-2409) Attention: Transaction Management Group and UBS Securities LLC, 677 Washington Blvd., Stamford, CT 06901 (fax: 203-719-0495) Attention: Fixed Income Syndicate, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at International Paper Company, 400 Atlantic Street, Stamford, Connecticut 06921, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

         12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.

         13. Representation of Underwriters. The Representatives will act for the Underwriters in connection with this purchase, and any action under this Agreement taken by the Representatives will be binding upon all the Underwriters.

         14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

         15. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

         16. Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

         17. Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

         18. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

                  "Basic Prospectus" shall mean the prospectus referred to in
Section 2(a) above contained in the Registration Statement at the Effective
Date.

                  "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

                  "Commission" shall mean the Securities and Exchange
Commission.

                  "Effective Date" shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

                  "Final Prospectus" shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Basic Prospectus.

                  "Preliminary Final Prospectus" shall mean any preliminary prospectus supplement to the Basic Prospectus which describes the Offered Securities and the offering thereof and is used prior to filing of the Final Prospectus, together with the Basic Prospectus.

                  "Registration Statement" shall mean the registration statement referred to in Section 2(a) above, including exhibits and financial statements, as amended at the Execution Time.

                  "Rule 415" and "Rule 424" refer to such rules under the Act.

                  "Securities Act" shall mean the Securities Act of 1933, as amended and the rules and regulations of the Commission promulgated thereunder.

                  "Significant Subsidiary" shall have the meaning set forth in Rule 1-02(w) of Regulation S-X under the Securities Act.

                  "Trust Indenture Act" shall mean the Trust Indenture Act of 1939, as amended and the rules and regulations of the Commission promulgated thereunder.

         If the foregoing is in accordance with the Underwriters' understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

                                        Very truly yours,

                                        INTERNATIONAL PAPER COMPANY

                                        By: /s/  Rosemarie Loffredo
                                           ------------------------------
                                           Name:  Rosemarie Loffredo
                                           Title: Vice President-Treasury

The foregoing Underwriting Agreement
is hereby confirmed and accepted
as of the date first above written.

CITIGROUP GLOBAL MARKETS INC.
MORGAN STANLEY & CO. INCORPORATED
UBS SECURITIES LLC

For themselves and on behalf of the Several
Underwriters listed in Schedule A hereto.

By: CITIGROUP GLOBAL MARKETS INC.

By: /s/ Thomas Faherty
   ----------------------
   Name:   Thomas Faherty
   Title:  Vice President

By: MORGAN STANLEY & CO. INCORPORATED

By: /s/ Harold J. Hendershot, III
   ------------------------------------
   Name:   Harold J. Hendershot, III
   Title:  Executive Director

By: UBS SECURITIES LLC

By: /s/ John Doherty                    By: /s/ Michael Ravanesi
   -------------------------               ------------------------
   Name:  John Doherty                     Name:   Michael Ravanesi
   Title: Executive Director               Title:  Director

                                   SCHEDULE A

                                                           PRINCIPAL AMOUNT OF        PRINCIPAL AMOUNT OF
                                                               4.00% NOTES                5.25% NOTES
          UNDERWRITERS                                           DUE 2010                   DUE 2016
          ------------                                           --------                   --------
Citigroup Global Markets Inc.                                 $140,000,000               $ 93,334,000
Morgan Stanley & Co. Incorporated                              140,000,000                 93,333,000
UBS Securities LLC                                             140,000,000                 93,333,000
Banc of America Securities LLC                                  48,000,000                 32,000,000
Lehman Brothers Inc.                                            48,000,000                 32,000,000
J.P. Morgan Securities Inc.                                     48,000,000                 32,000,000
ABN AMRO Incorporated                                           12,000,000                  8,000,000
BNP Paribas Securities Corp.                                    12,000,000                  8,000,000
Merrill Lynch, Pierce, Fenner & Smith                           12,000,000                  8,000,000
         Incorporated
TOTAL                                                         $600,000,000               $400,000,000

                                                                         Annex A

                            DELOITTE & TOUCHE LETTER

March __, 2004

Board of Directors
International Paper Company
400 Atlantic Street
Stamford, CT 06921

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

UBS Securities LLC
299 Park Avenue
New York, New York 10171

As Representatives of the Underwriters of $600,000,000 of 4.00% Notes due 2010 and
$400,000,000 of 5.25% Notes due 2016 of
International Paper Company

Dear Sirs:

                  This letter is written in connection with the Final Prospectus dated March 15, 2004 by International Paper Company (the "Company") herein referred to as the "Final Supplement."

                  In connection with the Final Prospectus--

1. We are independent certified public accountants with respect to the Company within the meaning of the Act and the applicable rules and regulations thereunder adopted by the SEC.

2. In our opinion, the consolidated financial statements and financial statement schedules audited by us and incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the Securities Exchange Act of 1934, and the related rules and regulations adopted by the Securities and Exchange Commission (SEC).

3. We have not audited any financial statements of the Company subsequent to December 31, 2003 or as of any date or for any period prior to January 1, 2002; although we have conducted an audit for the years ended December 31, 2003 and 2002, the purpose (and therefore the scope) of the audits were to enable us to express our opinion on the consolidated financial statements as of December 31, 2003 and 2002, and for the years then ended, but not on the consolidated financial statements for any interim period within those years. Therefore, we are unable to and do not express any opinion on the unaudited consolidated balance sheets as of March 31, June 30, and September 30, 2003, and the unaudited consolidated results of operations for the three, six and nine-month periods ended March 31, June 30, and September 30, 2003, included in the Company's quarterly reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 2003, incorporated by reference in the Registration Statement.

4. For purposes of this letter, we have read the 2003 and 2004 minutes of the meetings of the board of directors and committees of the board of directors of the Company as set forth in the minutes books at March 9, 2004 (our work did not extend to the period from March 10, 2004, to March 15, 2004, inclusive):

a. With respect to the three, six and nine-month periods ended March 31, June 30, and September 30, 2003, we have--

         (i) Performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described SAS No. 100, Interim Financial Information on the unaudited consolidated financial statements for these periods, described in 3, included in the Company's quarterly reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2003, incorporated by reference in the Registration Statement. (ii) Inquired of certain officials of the Company who have responsibility for financial and accounting matters whether the unaudited consolidated financial statements referred to in a(i) comply as to form in all material respects with the applicable accounting requirements of the Securities Exchange Act of 1934 as it applies to Form 10-Q and the related rules and regulations adopted by the SEC.

b. With respect to the period from January 1, 2004 to January 31, 2004, we have--

         (i) Read the internal unaudited consolidated balance sheet and internal unaudited consolidated statement of earnings of the Company and subsidiaries for January of 2004 furnished to us by the Company, officials of the Company having advised us that no such internal unaudited financial statements as of any date or for any period subsequent to January 31, 2004, were available.

         (ii) Inquired of certain officials of the Company who have responsibility for financial and accounting matters whether the internal unaudited consolidated financial statements referred to in b(i) are stated on a basis substantially consistent with that of the audited consolidated financial statements incorporated by reference in the Registration Statement.

The foregoing procedures do not constitute an audit conducted in accordance with auditing standards generally accepted in the United States of America. Also, they would not necessarily reveal matters of significance with respect to the comments in the following paragraph. Accordingly, we make no representations about the sufficiency of the foregoing procedures for your purposes.

5. Nothing came to our attention as a result of the foregoing procedures, however, that caused us to believe that--

         a. (i) Any material modifications should be made to the unaudited consolidated financial statements described in 3, incorporated by reference in the Registration Statement, for them to be in conformity with accounting principles generally accepted in the United States of America.

         (ii) The unaudited consolidated financial statements described in 3 do not comply as to form in all material respects with the applicable accounting requirements of the Securities Exchange Act of 1934 as it applies to Form 10-Q and the related rules and regulations adopted by the SEC.

         b. (i) At January 31, 2004, there was any increase in excess of $100 million in long-term debt, including current maturities of long-term debt, or any decreases in excess of $100 million in consolidated net current assets or shareholders' equity of the consolidated companies as compared with amounts shown in the December 31, 2003 audited consolidated balance sheet incorporated by reference in the Registration Statement, or

            (ii) For the period from January 1, 2004 to January 31, 2004, there were any decreases in excess of $100 million, as compared with the corresponding period in the preceding year, in consolidated net sales, in earnings before extraordinary items or net earnings, except in all instances for changes, increases, or decreases that the Registration Statement discloses changes that have occurred or may occur.

6. As mentioned in 4b, Company officials have advised us that no internal unaudited consolidated financial statements as of any date or for any period subsequent to January 31, 2004, are available; accordingly, the procedures carried out by us with respect to changes in financial statement items after January 31, 2004, have, of necessity, been even more limited than those with respect to the periods referred to in 5. We have inquired of certain officials of the Company who have responsibility for financial and accounting matters whether (a) at March 9, 2004, there was any increase in long-term debt, including current maturities of long-term debt, or any decrease in consolidated net current assets or shareholders' equity of the consolidated companies as compared with amounts shown on the December 31, 2003, audited consolidated balance sheet included in the Registration Statement or (b) for the period from February 1, 2004 to March 9, 2004, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated net sales, earnings before income taxes and minority interest or net earnings. Those officials stated to the best of their knowledge (1) at March 9, 2004 long-term debt, including current maturities of long-term debt, did not increase more than $100 million as compared with amounts shown in the December 31, 2003 balance sheet, (2) at March 9, 2004, there was no decrease in net current assets in excess of $100 million compared with amounts shown in the December 31, 2003 balance sheet; and (3) there were no decreases in excess of $100 million for the period from February 1, 2004 to March 9, 2004 as compared with the corresponding period in the preceding year, in consolidated net sales, earnings before income taxes and minority interest or net earnings, except in all instances for changes, increases or decreases, that the Registration Statement discloses have occurred or may occur.

7. Our audit of the consolidated financial statements for the periods referred to in the introductory paragraph of this letter comprised audit tests and procedures deemed necessary for the purpose of expressing an opinion on such financial statements taken as a whole. For none of the periods referred to therein, or any other period, did we perform audit tests for the purpose of expressing an opinion on individual balances of accounts or summaries of selected transactions such as those enumerated above, and, accordingly, we express no opinion thereon.

8. For purposes of this letter, we have also read the items identified by you on the attached excerpts from the Registration Statement, from the Company's 2003 Annual Report on Form 10-K and the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 2003, and have performed the following procedures, which were applied as indicated with respect to the letters explained below.

            A. Compared the applicable amount to or accumulated the amount from amounts contained in the audited 2003 consolidated financial statements of the Company included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003, incorporated by reference in the Registration Statement, and found the amount or percentage to be in agreement.

            B. Compared the amount to, accumulated the amount from or recalculated the amount from reports or schedules prepared by the Company for the period indicated and found the amount or percentage to be in agreement. Amounts appearing in such schedule or report were compared with accounting records of the Company and found to be in agreement.

            C. Recalculated the amount or percentage and found the amount or percentage to be arithmetically correct, as rounded.

            D. Compared the amount to the applicable Computation of Ratio of Earnings to Fixed Charges and found the amount to be in agreement.

            E. Compared the applicable amount to or accumulated the amount from amounts contained in the 2001 Form 10-K for the year ended December 31, 2001 and found the amount or percentage to be in agreement.

            F. Proved the arithmetic accuracy of the application of the adjustments to the actual amounts, for the periods indicated, in the consolidated capitalization table included in the Registration Statement.

It should be understood that we make no representations regarding questions of legal interpretation or regarding the sufficiency for your purposes of the procedures enumerated in the preceding paragraph; also, such procedures would not necessarily reveal any material misstatement of the amounts or percentages listed above. Further, we have addressed ourselves solely to the foregoing data as set forth in the Registration Statement and make no representations regarding the adequacy of disclosure or regarding whether any material facts have been omitted.

This letter is solely for the information of the addressees and to assist the underwriters in conducting and documenting their investigation of the affairs of the Company in connection with the offering of the securities covered by the Registration Statement, and it is not to be used, circulated, quoted, or otherwise referred to within or without the underwriting group for any purpose, including but not limited to the registration, purchase, or sale of securities, nor is it to be filed with or referred to in whole or in part in the Registration Statement or any other document, except that reference may be made to it in the underwriting agreement or in any list of closing documents pertaining to the offering of the securities covered by the Registration Statement.

Yours truly,

                                                                         Annex B

                        FORM OF BARBARA SMITHERS OPINION

(1) the Company has been duly incorporated, is validly existing and in good standing under the laws of the State of New York, with corporate power and authority to own its properties and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification and where the failure to be so qualified would result in a Material Adverse Effect;

(2) the Indenture has been duly authorized, executed and delivered by the Company,

(3) the execution, delivery and performance of each of the Transaction Documents by the Company and sale of the Offered Securities as provided in the Underwriting Agreement will not, to my knowledge after reasonable inquiry, conflict with or result in a breach or violation of any provision of any agreement, indenture or instrument binding upon the Company, except conflicts, breaches or violations that would not individually or in the aggregate result in a Material Adverse Effect;

(4) I do not know of any litigation or any governmental proceeding pending or threatened against the Company or any of its subsidiaries which would prohibit the sale of the Offered Securities or, other than as disclosed in the Registration Statement or Final Prospectus, which, if determined adversely to the Company or any of its subsidiaries, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which is not disclosed and fairly summarized therein;

(5) to the best of my knowledge, neither the Company nor any of its Significant Subsidiaries are in violation of their corporate charters or by-laws, or in default in any material respect under any agreement, indenture or instrument, which violation or default would result in a Material Adverse Effect; and

(6) I do not know of any contracts or other documents of a character required to be filed as an exhibit to the Incorporated Documents or required to be incorporated by reference into the Registration Statement or Final Prospectus or required to be described in the Registration Statement or Final Prospectus which are not incorporated by reference or described as required.

                                                                         Annex C

                    FORM OF DEBEVOISE & PLIMPTON LLP OPINION

March 18, 2004

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

UBS Securities LLC
299 Park Avenue
New York, New York 10171

as Representatives for the Underwriters
named in Schedule A of the Underwriting Agreement

                           International Paper Company
                              4.00% Notes due 2010
                              5.25% Notes due 2016

Ladies and Gentlemen:

                  We have acted as special counsel to International Paper Company, a New York corporation (the "Company"), in connection with the issuance and sale today by the Company of $600,000,000 aggregate principal amount of its 4.00% Notes due 2010 (the "2010 Notes") and $400,000,000 aggregate principal amount of its 5.25% Notes due 2016 (together with the 2010 Notes, the "Notes") pursuant to the Underwriting Agreement, dated March 15, 2004 (the "Underwriting Agreement"), among the Company, you and the other underwriters named therein (you and such other underwriters, collectively, the "Underwriters"). The Notes will be issued pursuant to the Indenture, dated as of April 12, 1999 (the "Base Indenture"), between the Company and The Bank of New York, as trustee (the "Trustee"), as amended by the Supplemental Indenture, dated as of March 18, 2004 (the "Supplemental Indenture"; such Base Indenture, as supplemented and amended by the Supplemental Indenture, being referred to herein as the "Indenture"), between the Company and the Trustee. We are delivering this letter to you pursuant to Section 7(f) of the Underwriting Agreement.

                  In so acting, we have participated in the preparation and filing with the Securities and Exchange Commission (the "SEC") pursuant to Rule 424(b) of the rules and regulations of the SEC under the Securities Act of 1933, as amended (the "1933 Act"), of the Prospectus Supplement, dated March 15, 2004 (the "Prospectus Supplement"), relating to the Notes. The Company's Registration Statement on Form S-3 (Registration No. 333-103760) relating to certain securities issuable by the Company from time to time, as amended by Amendment No. 1 thereto, is hereinafter referred to as the "Registration Statement." The Prospectus Supplement and the base prospectus included in the Registration Statement at the time of the effectiveness thereof are hereinafter referred to collectively as the "Prospectus." The Company's Annual Report on Form 10-K for the year ended December 31, 2003, which is incorporated by reference in the Registration Statement and the Prospectus, is hereinafter referred to as the "Form 10-K."

                  In connection with this opinion, we have examined the form of the Notes, the Underwriting Agreement, the Indenture, the Registration Statement and the Prospectus, and originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company, such certificates of public officials, and such other documents, and have made such investigations of law, as we have deemed necessary or appropriate for the purposes of this opinion. In all such examinations, we have assumed without investigation the legal capacity of all natural persons executing documents, the genuineness of all signatures on original or certified copies, the authenticity of all original or certified copies and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies. We have relied as to factual matters upon, and have assumed the accuracy of, the statements made in the certificates of officers of the Company delivered to us, the representations and warranties of the parties to the Underwriting Agreement that are contained in or made pursuant to the Underwriting Agreement, and certificates and other statements or information of or from public officials and officers and representatives of the Company and others (including, without limitation, the Underwriters). We have assumed performance of and compliance with the covenants and agreements contained in the Underwriting Agreement by the parties thereto.

                  We have also assumed that: (a) the Underwriters have the power and authority to enter into and perform their respective obligations under the Underwriting Agreement; (b) the Underwriting Agreement has been duly authorized, executed and delivered by the Underwriters and is valid, legally binding and enforceable against the Underwriters in accordance with its terms; (c) the Trustee has the power and authority to enter into and perform its obligations under the Indenture; (d) the Indenture has been duly authorized, executed and delivered by the Trustee and is valid, legally binding and enforceable against the Trustee in accordance with its terms; (e) the Notes have been duly authenticated by the Trustee in the manner provided in the Indenture; and (f) the Base Indenture has been duly authorized, executed and delivered by the Company. Based on the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

                  1. The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

                  2. The Supplemental Indenture has been duly authorized, executed and delivered by the Company. The Indenture constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

                  3. The Notes have been duly authorized by the Company, and, when executed by the Company, authenticated by the Trustee in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters today in accordance with the terms of the Underwriting Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

                  4. The statements set forth in the Prospectus under the captions "Description of the Notes" and "Description of Debt Securities," insofar as such statements purport to summarize certain provisions of the Notes and the Indenture, fairly summarize such provisions in all material respects.

                  5. The execution, delivery and performance by the Company of the Underwriting Agreement did not, the execution, delivery and performance by the Company of the Indenture do not, and the issuance and sale today by the Company of the Notes to the Underwriters will not, (i) violate the Restated Certificate of Incorporation or the By-laws of the Company, or (ii) violate any existing United States Federal or New York State statute, rule or regulation known to us to be applicable to the Company (provided that we express no opinion as to any applicable securities laws, statutes, rules or regulations, except as stated in the following paragraphs 7 and 8).

                  6. No consent, approval, authorization or order of, or filing or registration with, any United States Federal or New York State governmental agency or body known to us to have jurisdiction over the Company is required to be obtained by the Company on or prior to the date hereof for the execution, delivery and performance by the Company of the Underwriting Agreement, the execution, delivery and performance by the Company of the Indenture, or the issuance and sale today by the Company of the Notes to the Underwriters pursuant to the Underwriting Agreement, except as have been obtained or made or as may be required under or pursuant to applicable securities laws, statutes, rules or regulations (as to which we express no opinion except as stated in the following paragraphs 7 and 8).

                  7. The Registration Statement has become effective under the 1933 Act, and the Base Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended. The Prospectus has been filed with the SEC pursuant to Rule 424(b) of the rules and regulations of the SEC under the 1933 Act. To our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for such purpose are pending before the SEC.

                  8. The Company is not, and, after giving effect to the offering and sale of the Notes in the manner contemplated in the Underwriting Agreement and the Prospectus and the application of the proceeds thereof as described in the Prospectus, will not be, required to be registered as an "investment company" (as defined in the Investment Company Act of 1940, as amended) under the Investment Company Act of 1940, as amended.

         The opinions set forth above are subject to the following additional qualifications and assumptions:

                  (a) The opinions expressed above are limited to the Federal laws of the United States of America and the laws of the State of New York, as currently in effect.

                  (b) The opinions set forth in paragraphs 2 and 3 above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization and moratorium laws, and other similar laws relating to or affecting enforcement of creditors' rights or remedies generally, and (ii) general principles of equity (whether such principles are considered in a proceeding at law or equity), including, without limitation, concepts of good faith, reasonableness and fair dealing, and standards of materiality. Without limiting the foregoing, we express no opinion as to (x) the validity, binding effect or enforceability of any provision of the Notes, the Underwriting Agreement or the Indenture that purports to waive, release or vary any statutory right of any party or any duties owing to any party to the extent that such waiver, release or variation may be limited by applicable law, or (y) any provision of the Notes, the Underwriting Agreement or the Indenture that purports to provide that the terms thereof may not be waived or modified except in writing, or that any prohibited or unenforceable provision thereof may be severed without invalidating the remaining provisions thereof.

                  (c) For purposes of the opinions set forth above, we have considered, and express an opinion with respect to, only those laws, statutes, rules and regulations that in our experience are normally applicable to transactions of the type contemplated by the Underwriting Agreement and the Indenture, and in particular we do not express any opinion concerning environmental, health and safety, or real property, natural resource or land use laws, or other laws, statutes, rules or regulations applicable to the particular nature of the business conducted by the Company.

                  (d) We express no opinion on the enforceability of rights to indemnification or contribution under United States Federal or state securities laws, rules or regulations. The enforceability of provisions in the Notes and the Indenture otherwise providing for indemnification, exculpation or contribution may be limited by applicable law or public policy. We express no opinion as to any waiver of inconvenient forum set forth in any agreement. We express no opinion concerning whether a United States Federal court would accept jurisdiction in any dispute, action, suit or proceeding arising out of or relating to any agreement or the transactions contemplated thereby.

                  (e) In rendering the opinion set forth in paragraph 7 above concerning the effectiveness of the Registration Statement and the absence of stop orders suspending the effectiveness of the Registration Statement and proceedings for that purpose, we have relied exclusively on the telephone advice of the staff of the SEC.

                  (f) Our opinions are subject to the effects of, and we express no opinion with respect to the application of or compliance with, any state securities or "blue sky" laws, statutes, rules or regulations.

                                    * * * * *

         While we have not ourselves checked the accuracy, completeness or fairness of, or otherwise verified, and are not passing upon and assume no responsibility for the accuracy, completeness or fairness of, the statements contained in the Registration Statement, the Prospectus or the Form 10-K, except to the limited extent stated in paragraph 4 above, we advise you that:

         (i) The Registration Statement (excluding the documents incorporated by reference therein and except for the financial statements, the related notes and schedules, and other financial and statistical information included or incorporated by reference therein or omitted therefrom, and except for the Statement of Eligibility on Form T-1 of the Trustee under the Indenture, in each case as to which we express no belief), as of the date of the Underwriting Agreement, and the Prospectus (excluding the documents incorporated by reference therein and except for the financial statements, the related notes and schedules, and other financial and statistical information included or incorporated by reference therein or omitted therefrom, in each case as to which we express no belief), as of the date of the Prospectus Supplement, in each case appeared on their face to be appropriately responsive in all material respects to the requirements of the 1933 Act and the applicable rules and regulations of the SEC thereunder (except that we express no belief as to Regulation S-T).

         (ii) The Form 10-K (except for the financial statements, the related notes and schedules, and other financial and statistical information included or incorporated by reference therein or omitted therefrom, as to which we express no belief), as of the date it was filed with the SEC, appeared on its face to be appropriately responsive in all material respects to the requirements of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations of the SEC thereunder (except that we express no belief as to Regulation S-T).

         (iii) In the course of our review and discussion of the contents of the Registration Statement and the Prospectus with certain officers and employees of the Company and representatives of the Company's independent accountants, but without independent check or verification, no facts have come to our attention which have caused us to believe (A) that the Registration Statement (except for the financial statements, the related notes and schedules, and other financial and statistical information included or incorporated by reference therein or omitted therefrom, and except for the Statement of Eligibility on Form T-1 of the Trustee under the Indenture, in each case as to which we express no belief), as of the date of the Underwriting Agreement, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (B) that the Prospectus (except for the financial statements, the related notes and schedules, and other financial and statistical information included or incorporated by reference therein or omitted therefrom, as to which we express no belief), as of the date of the Prospectus Supplement and as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                    * * * * *

         We assume no obligation to supplement this letter if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinions and beliefs expressed herein after the date hereof. The opinions and beliefs expressed herein are solely for your benefit and may not be relied upon in any manner or for any purpose by any other person and may not be quoted or disclosed in whole or in part without our prior written consent.

                  Very truly yours,